                                                                    Exhibit 10.4


                            REIMBURSEMENT AGREEMENT
                            -----------------------

     This Agreement (this "Agreement") is executed and entered into as of January 29, 1999 by and among Law Office Information Systems, Inc., an Arkansas corporation (the "Company"), Kyle D. Parker, as Trustee for The Parker Trust dated March 15, 1989 (the "Parker Trust"), Melissa Ann Parker and Capital Resource Lenders III, L.P., a Delaware limited partnership ("CRL III"). Reference is hereby made to that certain Senior Subordinated Note and Securities Purchase Agreement dated as of November 24, 1997 by and between the Company and CRL III, as amended by that certain Amendment dated as of June 29, 1998 by and among the Company, CRL III, CRP Investment Partners III, L.L.C. ("CRP Investment") and Rowland Moriarty ("Moriarty" and together with CRL III and CRP Investment, the "Purchasers"), that certain Amendment No. 2 dated as of August 20, 1998 by and among the Company and the Purchasers, that certain Amendment No. 3 dated as of November 30, 1998 by and among the Company and the Purchasers, and that certain Amendment No. 4 dated as of the date hereof by and among the Company and the Purchasers (as so amended, the "Purchase Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Company and Fleet National Bank, a national banking association (the "Bank"), have entered into that certain Credit Agreement dated as of August 20, 1998, as amended by that certain First Amendment to Credit Agreement dated as of December 31, 1998 (as the same may from time to time be amended, modified or supplemented, hereinafter referred to as the "Loan Agreement"), pursuant to which the Bank has agreed, subject to the terms and conditions set forth therein, to establish a credit facility in the original aggregate principal amount of $10,000,000 in favor of the Company; and

     WHEREAS, in connection with the Loan Agreement, CRL III executed that certain Limited Guaranty dated August 20, 1998 (the "Guaranty") in favor of the Bank, pursuant to which CRL III has agreed to guarantee certain obligations of the Company under the Loan Agreement.

     NOW THEREFORE, in consideration of the premises and the agreements herein contained, and intending to be bound hereby, the parties hereby agree as follows:

     1.   Reimbursement.  The Company agrees, subject to Section 2 hereof, that
          -------------
it will repay to CRL III, immediately upon demand given by CRL III, any amounts which may have been paid by CRL III (the "Reimbursement Amount") to the Bank, or any of its successor and assigns, under the Guaranty, together with interest from the date of payment to the Bank to the date of reimbursement hereunder at a rate of 15.5% per annum. At the request of CRL III, the Company shall issue to CRL III, or its assigns, a promissory note or notes (the "Reimbursement Note") in the aggregate principal amount of such Reimbursement Amount. Such Reimbursement Note shall (i) be due and payable on September 30, 2004, (ii) bear interest (based on a 360-day year counting actual days elapsed) on the principal amount thereof until due and payable at the rate of 15.5% per annum, which interest shall be payable quarterly in arrears on the last Business Day of March, June, September and December in each year, and at maturity or prior prepayment of the Reimbursement Note in full, and (iii) be, in all other respects, on the same terms, and in the same form as, the Notes issued to the Purchasers under the Purchase Agreement.

     2.   Optional Conversion.  CRL III shall have the right and option (the
          -------------------
"Conversion Option"), at any time after payment of the Reimbursement Amount is made to the Bank, to convert any portion of the then outstanding principal balance of the Reimbursement Amount (whether evidenced by the Reimbursement Note issued in accordance with Section 1 hereof or otherwise) together with all accrued and unpaid interest due thereon (collectively, the "Conversion Amount"), into shares of the Company's Series A Convertible Preferred Stock, $0.001 par value per share (the "Series A Preferred Stock"), on the same terms and conditions set forth in the Purchase Agreement and the Company's Articles of Incorporation, as amended and in effect on the date hereof, such that: as soon as practicable after CRL III exercises the Conversion Option, the Company shall issue to CRL III or its assigns that number of shares of Series A Preferred Stock equal to the quotient obtained by dividing (x) the Conversion Amount, by
(y) 3.2222.

     3.   Further Assurances.  From and after the date of this Agreement, upon
          ------------------
the request of CR III, the Company, Kyle D. Parker as Trustee for the Parker Trust and Melissa Ann Parker shall execute and deliver such instruments, documents, agreements and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement. Without limiting the generality of the foregoing, the parties hereto agree: (i) to execute all necessary amendments to the Operative Documents (including, without limitation, the Stockholders' Agreement, the Registration Rights Agreement and the Preferred Stock Subordination Agreement, each as amended and in effect) and the Company's Articles of Incorporation, as amended and in effect; and (ii) to take such other action including the voting of (or acting by written consent with respect to) any and all shares of capital stock of the Company that such party is entitled to vote, as may be necessary, from time to time, to ensure that the Company's Articles of Incorporation and By-laws, as amended and in effect, do not conflict with the intent and purposes of this Agreement.

     4.   Representations and Warranties of the Company.  The Company hereby
          ---------------------------------------------
represents and warrants to CRL III that: (i) the Company is a duty organized and validly existing corporation under the laws of the State of Arkansas, (ii) the Company has taken all corporate action required to make all the provisions of this Agreement the valid and enforceable obligations they purport to be, and
(iii) neither the execution and delivery of this Agreement nor the consummation of any transaction contemplated hereby has constituted or resulted in or will constitute or result in a default or violation of any law or regulation applicable to the Company or any term or provision of the Company's Articles of Incorporation or By-laws or any agreement or instrument by which it is bound or to which its properties or assets are subject.

     5.   Survival of Representations.  The representations and warranties made
          ---------------------------
in this Agreement shall survive the execution and delivery hereof.

     6.   Miscellaneous.
          -------------

          (a)  Descriptive Headings.  The descriptive headings in this Agreement
               --------------------
are inserted for convenience only and do not constitute a part of this Agreement.

          (b)  Governing Law.  The construction, validity and interpretation of
               -------------
this Agreement will be governed by and construed in accordance with the domestic laws of the Commonwealth of Massachusetts without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Massachusetts.

          (c)  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

          (d)  Costs, Expenses, Taxes.  The Company agrees to pay on demand all
               ----------------------
costs and expenses of CRL III in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including the reasonable fees and out-of-pocket expenses of Messrs. Testa, Hurwitz & Thibeault, LLP counsel for CRL III, with respect thereto.

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

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above set forth.

                                      LAW OFFICE INFORMATION SYSTEMS, INC.



                                      By:    /s/ Kyle Parker
                                          --------------------------------------
                                          Name:  Kyle Parker
                                          Title: CEO


                                      THE PARKER TRUST DATED MARCH 15, 1989


                                      By:    /s/ Kyle Parker
                                          --------------------------------------
                                          Name:  Kyle Parker
                                          Title: CEO


                                           /s/ Melissa A. Parker
                                      ------------------------------------------
                                      Melissa Ann Parker


                                      CAPITAL RESOURCE LENDERS III, L.P.


                                      By:  Capital Resource Partners III, L.L.C.
                                           Its General Partner


                                      By: /s/ Robert C. Ammerman
                                          --------------------------------------
                                          Managing Member

                                AMENDMENT NO. 1
                                      TO
                            REIMBURSEMENT AGREEMENT

     This Amendment No. 1 dated as of June 16, 1999 (the "Amendment") by and among Law Office Information Systems, Inc., an Arkansas corporation (the "Company"), Kyle D. Parker, as Trustee for The Parker Trust dated March 15, 1989, as amended (the "Parker Trust"), Melissa Ann Parker, an individual (Ms. Parker") and Capital Resource Lenders III, L.P., a Delaware limited partnership ("CRL III") amends that certain Reimbursement Agreement dated as of January 29, 1999 by and among the Company, the Parker Trust, Ms. Parker and CRL III (the "Reimbursement Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

     In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1. Paragraph 2 of the Reimbursement Agreement is hereby amended and restated in its entirety to read as follows:

          2.   Optional Conversion.  Until such time as the Company consummates
               -------------------
     an underwritten initial public offering of the Company's common stock registered under the Securities Act of 1933, as amended, CRL III shall have the right and option (the "Conversion Option"), at any time after payment of the Reimbursement Amount is made to the Bank, to convert any portion of the then outstanding principal balance of the Reimbursement Amount (whether evidenced by the Reimbursement Note issued in accordance with Section 1 hereof or otherwise) together with all accrued and unpaid interest due thereon (collectively, the "Conversion Amount"), into shares of the Company's Series A Convertible Preferred Stock, $0.001 par value per share (the "Series A Preferred Stock"), on the same terms and conditions set forth in the Purchase Agreement and the Company's Articles of Incorporation, as amended and in effect on the date hereof, such that: as soon as practicable after CRL III exercises the Conversion Option, the Company shall issue to CRL III or its assigns that number of shares of Series A Preferred Stock equal to the quotient obtained by dividing (x) the Conversion Amount, by (y) 3.2222.

     2. This Amendment may be executed in counterparts, each of which is deemed to be an original and all of which together shall be deemed to constitute one and the same agreement. In addition to any other lawful means of execution or delivery, this Amendment may be executed by facsimile signatures and may be delivered by the exchange of counterparts of signature pages by means of telecopier transmission.


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

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above set forth.

               LAW OFFICE INFORMATION SYSTEMS, INC.



               By: /s/ Kyle Parker
                  -------------------------------
                  Name:  Kyle Parker
                  Title: Chief Executive Officer



               KYLE D. PARKER, TRUSTEE OF THE PARKER TRUST DATED MARCH 15, 1989



               By: /s/ Kyle Parker
                  -------------------------------
                  Kyle D. Parker, Trustee



               /s/ Melissa Ann Parker
               ----------------------------------
               Melissa Ann Parker



               CAPITAL RESOURCE LENDERS III, L.P.



               By: Capital Resource Partners III, L.L.C.
                   Its General Partner



               By: /s/ Robert C. Ammerman
                   -------------------------------
                   Managing Member


                                       2